Dallas, TX/January 21, 2020
FULL-YEAR 2019 NET INCOME OF $1.2 BILLION, $7.87 PER SHARE
Earnings per Share Increased 9 Percent Compared to 2018
Reflected Strong Loan Growth, Capital Management, Record Revenue and Expense Control
FOURTH QUARTER 2019 NET INCOME OF $269 MILLION, $1.85 PER SHARE
Return on Equity of 15 Percent and Return on Assets of 1.5 Percent
Reflected Robust Deposit Growth, Capital Management and Strong Credit Quality
"In 2019, we realized strong loan growth, which pushed total assets to a record level while continuing to serve our relationship-oriented deposit base," said Curt C. Farmer, chairman and chief executive officer. "With the benefit of fee income growth, revenue reached an all-time high. This growth, along with careful cost control, resulted in an efficiency ratio of under 52 percent. In addition, credit quality remained solid and we meaningfully reduced excess capital.  Altogether, this produced earnings per share of $7.87, a 9 percent increase over 2018, as well as a 10 percent increase in our book value, and our return on equity increased to above 16 percent.
"With respect to the fourth quarter, our results demonstrate our ability to drive solid returns with a return on equity of nearly 15 percent and a return on assets of 1.5 percent, despite declines in interest rates.  While loans were relatively stable, deposit growth was robust, increasing $1.5 billion relative to the third quarter, with over 40 percent from noninterest-bearing deposits. Noninterest income growth, strong credit quality and continued active capital management were also positive contributors to our performance.
"As we look forward to the year ahead, we remain keenly focused on growing loans and deposits along with maintaining our proven expense discipline as we invest for the future. Our key strengths, including our diverse, geographic footprint, combined with our relationship banking strategy, provide the foundation to continue to enhance shareholder value.”

(dollar amounts in millions, except per share data)	4th Qtr '19	3rd Qtr '19	2019	2018
FINANCIAL RESULTS
Net interest income	$544	$586	$2,339	$2,352
Provision for credit losses	8	35	74	(1)
Noninterest income	266	256	1,010	976
Noninterest expenses	451	435	1,743	1,794
Pre-tax income	351	372	1,532	1,535
Provision for income taxes	82	80	334	300
Net income	$269	$292	$1,198	$1,235

Diluted earnings per share	$1.85	$1.96	$7.87	$7.20

Average loans	50,505	50,887	50,511	48,766
Average deposits	57,178	55,716	55,481	55,935

Return on average assets	1.46%	1.61%	1.68%	1.75%
Return on shareholders' equity	14.74	15.97	16.39	15.82
Efficiency ratio (a)	55.46	51.54	51.82	53.56
Net interest margin	3.20	3.52	3.54	3.58
Common equity Tier 1 capital ratio (b)	10.14	9.96	10.14	11.14
Common equity ratio	9.98	9.88	9.98	10.60
Shareholders' equity per share	51.57	49.96	51.57	46.89
Tangible equity per share (c)	47.07	45.52	47.07	42.89
(a) Noninterest expenses as a percentage of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.
(b) December 31, 2019 ratio is estimated.
(c) See Reconciliation of Non-GAAP Financial Measures.

Full-Year 2019 Compared to Full-Year 2018 Overview
Balance sheet items discussed in terms of average balances.
Loans increased $1.7 billion, or 4 percent, to $50.5 billion.

•	Reflected increases in Energy, Mortgage Banker Finance, National Dealer Services, general Middle Market and Commercial Real Estate.
Deposits were relatively stable at $55.5 billion.

•	Interest-bearing deposits increased $2.1 billion, reflecting increases of $1.3 billion in relationship-based deposits and $703 million in other time deposits.

•
Noninterest-bearing deposits decreased $2.6 billion. The decline was primarily the result of customers shifting balances to interest-bearing deposits and utilizing their deposits to fund growth, acquisitions and capital expenditures as well as choosing other investment options.

Net interest income decreased $13 million to $2.3 billion.

•	Increases due to higher loan balances and the net impact of higher short-term rates were more than offset by higher interest-bearing deposit and debt balances.
Provision for credit losses was $74 million.

•	Provision increased $75 million primarily due to a decline in valuations of select liquidating Energy credits.

•	Net credit-related charge-offs were $107 million, or 0.21 percent of average loans, including Energy net charge-offs of $86 million.
Excluding losses of $8 million in 2019 and $20 million in 2018 related to securities repositioning, noninterest income increased $22 million.

•
Increases of $13 million in card fees and $6 million each in commercial lending fees and customer derivative income were partially offset by an $8 million decrease in service charges on deposit accounts.

•
Also included an $11 million increase in deferred compensation asset returns (offset in noninterest expense) and a $6 million gain on the sale of Comerica's Health Savings Account (HSA) business, partially offset by decreases of $5 million due to the wind-down of a retirement savings program in 2018 and $4 million in income from tax-credit investments.

Excluding 2018 restructuring charges of $53 million, noninterest expenses were stable.

•
Decreases of $19 million in FDIC insurance expense and $8 million in software expense were offset by increases of $11 million in salaries and benefits expense, $9 million in outside processing fee expense, $4 million in advertising expense and smaller increases in other categories.

•
Excluding $11 million increase in deferred compensation expense (offset in noninterest income), salaries and benefits expense was stable as merit increases and higher technology-related contingent labor costs were offset by lower incentive compensation.

Provision for income taxes increased $34 million to $334 million.

•
Reflected a $31 million decrease in discrete tax benefits from $48 million in 2018 to $17 million in 2019. Discrete tax benefits included adjustments of $5 million related to annual state tax filings in 2019 and $23 million from a review of certain tax capitalization and recovery positions in 2018. The remaining difference primarily related to a $10 million decrease in discrete tax benefits from employee stock transactions.

Returned a total of $1.8 billion to shareholders, an increase of $141 million compared to 2018.

•	Repurchased $1.4 billion, or approximately 18.6 million shares, of common stock during 2019 under the share repurchase program.

•	Increased the dividend 46 percent to $2.68 per share
Fourth Quarter 2019 Compared to Third Quarter 2019 Overview
Balance sheet items discussed in terms of average balances unless otherwise indicated.
Loans were relatively stable at $50.5 billion.

•
Increases in Commercial Real Estate, Mortgage Banker Finance and Environmental Services were offset by decreases in general Middle Market, National Dealer Services and smaller changes in other lines of business.

•	Loan yields of 4.43 percent decreased 40 basis points mostly due to lower short-term interest rates.
Deposits increased $1.5 billion, or 3 percent, to $57.2 billion.

•	Noninterest-bearing deposits increased $615 million to $27.0 billion.

•
Interest-bearing deposits increased $847 million to $30.2 billion. The increase was driven by continued growth in relationship-based deposits, partially offset by a $675 million decrease in other time deposits.

•	Interest-bearing deposit costs of 92 basis points decreased 7 basis points, reflecting actions taken in conjunction with the decline in short-term interest rates.
Net interest income decreased $42 million to $544 million.

•	The decrease primarily reflected the net impact of lower interest rates.
Provision for credit losses decreased $27 million to $8 million.

•	Net credit-related charge-offs decreased to $21 million, or 0.16 percent of average loans, from $42 million.

•	The period end allowance for loan losses decreased $15 million to $637 million, or 1.27 percent of total loans.
Noninterest income increased $10 million to $266 million.

•
Reflected a $7 million increase in customer derivative income, a $6 million gain on the sale of the HSA business and $2 million increase in commercial lending fees, partially offset by a $5 million decrease in card fees.

Noninterest expenses increased $16 million to $451 million.

•
Driven by a $4 million increase in salaries and benefits expense, a $4 million vendor transition fee (outside processing fee expense), a $2 million increase in occupancy expense and smaller increases in other categories.

•
Salaries and benefits expense reflected higher incentive compensation and commissions tied to performance as well as a seasonal increase in staff insurance expense, partly offset by a decrease in technology-related contingent labor costs.

Capital position remained solid with a common equity Tier 1 capital ratio of 10.14 percent.

•	Returned a total of $246 million to shareholders, including dividends and the repurchase of $150 million of common stock (2.1 million shares) under the share repurchase program.
Net Interest Income
Balance sheet items discussed in terms of average balances.

(dollar amounts in millions)	4th Qtr '19	3rd Qtr '19	2019	2018
Net interest income	$544	$586	$2,339	$2,352

Net interest margin	3.20%	3.52%	3.54%	3.58%

Selected average balances:
Total earning assets	$67,710	$66,285	$66,134	$65,410
Total loans	50,505	50,887	50,511	48,766
Total investment securities	12,225	12,203	12,120	11,810
Federal Reserve Bank deposits	4,597	2,834	3,143	4,495

Total deposits	57,178	55,716	55,481	55,935
Total noninterest-bearing deposits	26,966	26,351	26,644	29,241
Short-term borrowings	60	268	369	62
Medium- and long-term debt	7,305	7,100	6,955	5,842
Net interest income decreased $42 million, and net interest margin decreased 32 basis points, compared to third quarter 2019.

•
Interest on loans decreased $55 million and reduced net interest margin by 31 basis points, primarily reflecting the impact of lower short-term rates ($46 million, 28 basis points), lower loan balances ($4 million, 1 basis point), lower nonaccrual interest ($3 million, 1 basis point) and other loan dynamics ($2 million, 1 basis point).

•
Interest on short-term investments increased $3 million and reduced net interest margin by 7 basis points, primarily reflecting an increase in lower-yielding deposits with the Federal Reserve Bank (+$7 million, -5 basis points), partially offset by lower rates (-$4 million, -2 basis points).

•	Interest expense on deposits decreased $3 million and increased net interest margin by 2 basis points, due to lower deposit pay rates.

•	Interest expense on debt decreased $7 million and increased net interest margin by 4 basis points, primarily due to lower rates.

Credit Quality
“Credit quality in 2019 continued to be strong with 21 basis points of net charge-offs and only 4 basis points excluding Energy. Fourth quarter net charge-offs were also low at 16 basis points and 1 basis point excluding Energy. Charge-offs continued to primarily consist of valuation impairments on select Energy credits as capital markets for this sector remain soft. Total nonperforming assets declined to one of the lowest levels since 2006 and represented 43 basis points of our total loans. Our allowance remains very healthy at a reserve ratio of 1.27 percent. We expect our portfolio to continue to perform well, yet could begin to migrate from these strong credit metrics towards our historical norm."

(dollar amounts in millions)	4th Qtr '19	3rd Qtr '19	4th Qtr '18
Credit-related charge-offs	$27	$61	$21
Recoveries	6	19	10
Net credit-related charge-offs	21	42	11
Net credit-related charge-offs/Average total loans	0.16%	0.33%	0.09%

Provision for credit losses	$8	$35	$16

Nonperforming loans	204	226	229
Nonperforming assets (NPAs)	215	229	230
NPAs/Total loans and foreclosed property	0.43%	0.44%	0.46%

Loans past due 90 days or more and still accruing	$26	$31	$16

Allowance for loan losses	637	652	671
Allowance for credit losses on lending-related commitments (a)	31	29	30
Total allowance for credit losses	668	681	701

Allowance for loan losses/Period-end total loans	1.27%	1.27%	1.34%
Allowance for loan losses/Nonperforming loans	3.1x	2.9x	2.9x

(a)	Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•
The allowance for loan losses decreased $15 million to $637 million at December 31, 2019, or 1.27 percent of total loans, reflecting strong credit quality and a decrease in net credit-related charge-offs.

•
Criticized loans were $2.1 billion, or 4.2 percent of total loans, at December 31, 2019. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.

•	Net charge-offs of $21 million or 16 basis points of average loans.

◦	Energy net charge-offs were $19 million, compared to $34 million in third quarter.

•
Nonperforming assets decreased $14 million to $215 million at December 31, 2019, compared to $229 million at September 30, 2019. Nonperforming assets as a percentage of total loans and foreclosed property decreased to 0.43 percent at December 31, 2019, compared to 0.44 percent at September 30, 2019.

•	Energy loans were $2.2 billion, or 4.4 percent of total loans, at December 31, 2019.

•
Effective January 1, 2020, Comerica will adopt a new accounting standard for measuring credit losses. As a result, the allowance for credit losses is expected to decrease by 5 percent or less from current levels as of the adoption date.

Full-Year 2020 Outlook
For full-year 2020 compared to full-year 2019 reported results, management expects the following, assuming a continuation of the current economic and rate environment:

•	2 percent to 3 percent growth in average loans, reflecting increases in most lines of business, partly offset by declines in Mortgage Banker Finance and National Dealer Services.

•	1 percent to 2 percent increase in average deposits, with a continued focus on attracting and retaining relationship-based deposits.

•	Decrease in net interest income due to the net impact of lower interest rates, 2019 funding actions and lower nonaccrual interest recoveries, partially offset by loan growth.

◦	$10 million to $15 million net reduction from interest rates in first quarter 2020 compared to fourth quarter 2019, with a modest decrease for the remainder of the year.

•	Continued strong credit quality, with net credit-related charge-offs similar to 2019 levels (15 basis points to 25 basis points).

•
1 percent growth in noninterest income, reflecting growth in card fees and fiduciary income, partially offset by lower derivative and warrant income, and assuming no returns on deferred compensation assets.

•
3 percent increase in noninterest expenses, reflecting higher outside processing expenses in line with growing revenue, technology expenditures, typical inflationary pressures and higher pension expense.

•	Income tax expense to be approximately 23 percent of pre-tax income.

•	Common equity Tier 1 capital ratio target of approximately 10 percent.

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. From time to time, the Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at December 31, 2019. A discussion of business segment and geographic market year-to-date results will be included in Comerica's 2019 Form 10-K.
Conference Call and Webcast
Comerica will host a conference call to review fourth quarter 2019 financial results at 7 a.m. CT Tuesday, January 21, 2020. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (Event ID No. 7291336). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies; operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; cybersecurity risks; whether Comerica may achieve opportunities for revenue enhancements and efficiency improvements under the GEAR Up initiative, or changes in the scope or assumptions underlying the GEAR Up initiative; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital requirements; declines or other changes in the businesses or industries of Comerica's customers; unfavorable developments concerning credit quality; changes in regulation or oversight; heightened legislative and regulatory focus on cybersecurity and data privacy; fluctuations in interest rates and their impact on deposit pricing; transitions away from LIBOR towards new interest rate benchmarks; reductions in Comerica's credit rating; damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; changes in customer behavior; management's ability to maintain and expand customer relationships; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; the impacts of future legislative, administrative or judicial changes to tax regulations; any future strategic acquisitions or divestitures; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; losses due to fraud; the effects of terrorist activities and other hostilities; changes in accounting standards; the critical nature of Comerica's accounting policies; controls and procedures failures; and the volatility of Comerica’s stock price. Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wendy Bridges	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Louis H. Mora	Amanda Perkins
(214) 462-6669	(214) 462-6731

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share data)	2019	2019	2018	2019	2018
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$1.85	$1.96	$1.88	$7.87	$7.20
Cash dividends declared	0.67	0.67	0.60	2.68	1.84

Average diluted shares (in thousands)	144,566	148,079	163,501	151,293	170,500
PERFORMANCE RATIOS
Return on average common shareholders' equity	14.74%	15.97%	16.36%	16.39%	15.82%
Return on average assets	1.46	1.61	1.74	1.68	1.75
Efficiency ratio (a)	55.46	51.54	51.93	51.82	53.56
CAPITAL
Common equity tier 1 capital (b)	$6,919	$6,892	$7,470
Risk-weighted assets (b)	68,268	69,223	67,047
Common equity tier 1 and tier 1 risk-based capital ratio (b)	10.14%	9.96%	11.14%
Total risk-based capital ratio (b)	12.13	11.95	13.21
Leverage ratio (b)	9.46	9.63	10.51
Common shareholders' equity per share of common stock	51.57	49.96	46.89
Tangible common equity per share of common stock	47.07	45.52	42.89
Common equity ratio	9.98	9.88	10.60
Tangible common equity ratio (c)	9.19	9.09	9.78
AVERAGE BALANCES
Commercial loans	$31,808	$32,329	$30,651	$32,053	$30,534
Real estate construction loans	3,398	3,344	3,164	3,325	3,155
Commercial mortgage loans	9,356	9,264	9,051	9,170	9,131
Lease financing	586	578	495	557	470
International loans	1,030	1,007	1,035	1,019	1,021
Residential mortgage loans	1,887	1,920	1,968	1,929	1,983
Consumer loans	2,440	2,445	2,468	2,458	2,472
Total loans	50,505	50,887	48,832	50,511	48,766

Earning assets	67,710	66,285	65,661	66,134	65,410
Total assets	73,151	71,736	70,830	71,488	70,724

Noninterest-bearing deposits	26,966	26,351	28,600	26,644	29,241
Interest-bearing deposits	30,212	29,365	27,129	28,837	26,694
Total deposits	57,178	55,716	55,729	55,481	55,935

Common shareholders' equity	7,237	7,254	7,519	7,308	7,809
NET INTEREST INCOME
Net interest income	$544	$586	$614	$2,339	$2,352
Net interest margin	3.20%	3.52%	3.69%	3.54%	3.58%
CREDIT QUALITY
Total nonperforming assets	$215	$229	$230

Loans past due 90 days or more and still accruing	26	31	16

Net credit-related charge-offs	21	42	11	$107	$51

Allowance for loan losses	637	652	671
Allowance for credit losses on lending-related commitments	31	29	30
Total allowance for credit losses	668	681	701

Allowance for loan losses as a percentage of total loans	1.27%	1.27%	1.34%
Net credit-related charge-offs as a percentage of average total loans	0.16	0.33	0.09	0.21%	0.11%
Nonperforming assets as a percentage of total loans and foreclosed property	0.43	0.44	0.46
Allowance for loan losses as a multiple of total nonperforming loans	3.1x	2.9x	2.9x
OTHER KEY INFORMATION
Number of banking centers	436	436	436
Number of employees - full time equivalent	7,747	7,725	7,865

(a)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(b)	December 31, 2019 ratios are estimated.

(c)	See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(in millions, except share data)	2019	2019	2018
	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$973	$1,229	$1,390

Interest-bearing deposits with banks	4,845	2,888	3,171
Other short-term investments	155	146	134

Investment securities available-for-sale	12,398	12,429	12,045

Commercial loans	31,473	32,890	31,976
Real estate construction loans	3,455	3,377	3,077
Commercial mortgage loans	9,559	9,234	9,106
Lease financing	588	578	507
International loans	1,009	1,055	1,013
Residential mortgage loans	1,845	1,906	1,970
Consumer loans	2,440	2,451	2,514
Total loans	50,369	51,491	50,163
Less allowance for loan losses	(637)	(652)	(671)
Net loans	49,732	50,839	49,492

Premises and equipment	457	467	475
Accrued income and other assets	4,842	4,850	4,111
Total assets	$73,402	$72,848	$70,818

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$27,382	$27,134	$28,690

Money market and interest-bearing checking deposits	24,527	23,992	22,560
Savings deposits	2,184	2,156	2,172
Customer certificates of deposit	2,978	2,853	2,131
Other time deposits	133	647	—
Foreign office time deposits	91	27	8
Total interest-bearing deposits	29,913	29,675	26,871
Total deposits	57,295	56,809	55,561

Short-term borrowings	71	51	44
Accrued expenses and other liabilities	1,440	1,477	1,243
Medium- and long-term debt	7,269	7,311	6,463
Total liabilities	66,075	65,648	63,311

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,174	2,172	2,148
Accumulated other comprehensive loss	(235)	(336)	(609)
Retained earnings	9,538	9,369	8,781
Less cost of common stock in treasury - 86,069,234 shares at 12/31/19; 84,028,400 shares at 9/30/19 and 68,081,176 shares at 12/31/18	(5,291)	(5,146)	(3,954)
Total shareholders' equity	7,327	7,200	7,507
Total liabilities and shareholders' equity	$73,402	$72,848	$70,818

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2019	2018	2019	2018
INTEREST INCOME
Interest and fees on loans	$564	$604	$2,439	$2,262
Interest on investment securities	75	71	297	265
Interest on short-term investments	20	29	71	92
Total interest income	659	704	2,807	2,619
INTEREST EXPENSE
Interest on deposits	70	43	262	122
Interest on short-term borrowings	—	—	9	1
Interest on medium- and long-term debt	45	47	197	144
Total interest expense	115	90	468	267
Net interest income	544	614	2,339	2,352
Provision for credit losses	8	16	74	(1)
Net interest income after provision for credit losses	536	598	2,265	2,353
NONINTEREST INCOME
Card fees	62	64	257	244
Fiduciary income	52	51	206	206
Service charges on deposit accounts	50	51	203	211
Commercial lending fees	25	23	91	85
Foreign exchange income	11	11	44	47
Bank-owned life insurance	10	10	41	39
Letter of credit fees	9	10	38	40
Brokerage fees	7	7	28	27
Net securities gains (losses)	1	—	(7)	(19)
Other noninterest income	39	23	109	96
Total noninterest income	266	250	1,010	976
NONINTEREST EXPENSES
Salaries and benefits expense	257	250	1,020	1,009
Outside processing fee expense	70	65	264	255
Occupancy expense	41	39	154	152
Software expense	30	30	117	125
Equipment expense	13	14	50	48
Advertising expense	10	8	34	30
FDIC insurance expense	6	6	23	42
Restructuring charges	—	14	—	53
Other noninterest expenses	24	22	81	80
Total noninterest expenses	451	448	1,743	1,794
Income before income taxes	351	400	1,532	1,535
Provision for income taxes	82	90	334	300
NET INCOME	269	310	1,198	1,235
Less income allocated to participating securities	2	2	7	8
Net income attributable to shares	$267	$308	$1,191	$1,227
Earnings per share:
Basic	$1.87	$1.91	$7.95	$7.31
Diluted	1.85	1.88	7.87	7.20

Comprehensive income	370	312	1,572	1,076

Cash dividends declared on stock	96	99	398	309
Cash dividends declared per share	0.67	0.60	2.68	1.84

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fourth	Fourth Quarter 2019 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2019		Fourth Quarter 2018
(in millions, except per share data)	2019	2019	2019	2019	2018	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$564	$619	$635	$621	$604	$(55)	(9)%	$(40)	(7)%
Interest on investment securities	75	75	75	72	71	—	—	4	5
Interest on short-term investments	20	17	17	17	29	3	21	(9)	(29)
Total interest income	659	711	727	710	704	(52)	(7)	(45)	(6)
INTEREST EXPENSE
Interest on deposits	70	73	67	52	43	(3)	(4)	27	65
Interest on short-term borrowings	—	2	6	1	—	(2)	n/m	—	—
Interest on medium- and long-term debt	45	50	51	51	47	(5)	(11)	(2)	(4)
Total interest expense	115	125	124	104	90	(10)	(8)	25	29
Net interest income	544	586	603	606	614	(42)	(7)	(70)	(11)
Provision for credit losses	8	35	44	(13)	16	(27)	(77)	(8)	(48)
Net interest income after provision for credit losses	536	551	559	619	598	(15)	(3)	(62)	(10)
NONINTEREST INCOME
Card fees	62	67	65	63	64	(5)	(6)	(2)	(2)
Fiduciary income	52	53	52	49	51	(1)	(2)	1	2
Service charges on deposit accounts	50	51	51	51	51	(1)	(1)	(1)	(1)
Commercial lending fees	25	23	21	22	23	2	4	2	9
Foreign exchange income	11	11	11	11	11	—	—	—	—
Bank-owned life insurance	10	11	11	9	10	(1)	(7)	—	—
Letter of credit fees	9	10	10	9	10	(1)	(1)	(1)	(4)
Brokerage fees	7	7	7	7	7	—	—	—	—
Net securities gains (losses)	1	—	—	(8)	—	1	n/m	1	n/m
Other noninterest income	39	23	22	25	23	16	59	16	63
Total noninterest income	266	256	250	238	250	10	3	16	6
NONINTEREST EXPENSES
Salaries and benefits expense	257	253	245	265	250	4	1	7	3
Outside processing fee expense	70	66	65	63	65	4	7	5	8
Occupancy expense	41	39	37	37	39	2	4	2	6
Software expense	30	30	28	29	30	—	—	—	—
Equipment expense	13	13	12	12	14	—	—	(1)	(1)
Advertising expense	10	10	9	5	8	—	—	2	37
FDIC insurance expense	6	6	6	5	6	—	—	—	—
Restructuring charges	—	—	—	—	14	—	—	(14)	n/m
Other noninterest expenses	24	18	22	17	22	6	28	2	9
Total noninterest expenses	451	435	424	433	448	16	4	3	1
Income before income taxes	351	372	385	424	400	(21)	(6)	(49)	(12)
Provision for income taxes	82	80	87	85	90	2	2	(8)	(9)
NET INCOME	269	292	298	339	310	(23)	(8)	(41)	(13)
Less income allocated to participating securities	2	2	1	2	2	—	—	—	—
Net income attributable to shares	$267	$290	$297	$337	$308	$(23)	(8)%	$(41)	(13)%
Earnings per share:
Basic	$1.87	$1.98	$1.95	$2.14	$1.91	$(0.11)	(6)%	$(0.04)	(2)%
Diluted	1.85	1.96	1.94	2.11	1.88	(0.11)	(6)	(0.03)	(2)

Comprehensive income	370	338	429	435	312	32	9	58	19

Cash dividends declared on stock	96	97	100	105	99	(1)	(1)	(3)	(1)
Cash dividends declared per share	0.67	0.67	0.67	0.67	0.60	—	—	0.07	12
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2019				2018
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$652	$657	$647	$671	$664

Loan charge-offs:
Commercial	24	59	42	18	19
Commercial mortgage	2	—	—	1	2
International	—	—	1	—	—
Residential mortgage	—	1	—	—	—
Consumer	1	1	1	1	—
Total loan charge-offs	27	61	44	20	21

Recoveries on loans previously charged-off:
Commercial	3	17	7	8	8
Commercial mortgage	1	—	3	—	—
International	1	—	—	—	—
Residential mortgage	—	1	—	—	1
Consumer	1	1	1	1	1
Total recoveries	6	19	11	9	10
Net loan charge-offs	21	42	33	11	11
Provision for loan losses	6	37	43	(13)	19
Foreign currency translation adjustment	—	—	—	—	(1)
Balance at end of period	$637	$652	$657	$647	$671

Allowance for loan losses as a percentage of total loans	1.27%	1.27%	1.27%	1.29%	1.34%

Net loan charge-offs as a percentage of average total loans	0.16	0.33	0.26	0.08	0.09

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2019				2018
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$29	$31	$30	$30	$33
Add: Provision for credit losses on lending-related commitments	2	(2)	1	—	(3)
Balance at end of period	$31	$29	$31	$30	$30

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2019				2018
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$148	$152	$155	$114	$141
Commercial mortgage	14	13	12	16	20
Lease financing	—	—	1	2	2
International	—	2	3	3	3
Total nonaccrual business loans	162	167	171	135	166
Retail loans:
Residential mortgage	20	36	35	37	36
Consumer:
Home equity	17	17	18	19	19
Total nonaccrual retail loans	37	53	53	56	55
Total nonaccrual loans	199	220	224	191	221
Reduced-rate loans	5	6	6	7	8
Total nonperforming loans	204	226	230	198	229
Foreclosed property	11	3	3	1	1
Total nonperforming assets	$215	$229	$233	$199	$230

Nonperforming loans as a percentage of total loans	0.40%	0.44%	0.44%	0.39%	0.46%
Nonperforming assets as a percentage of total loans and foreclosed property	0.43	0.44	0.45	0.40	0.46
Allowance for loan losses as a multiple of total nonperforming loans	3.1x	2.9x	2.9x	3.3x	2.9x
Loans past due 90 days or more and still accruing	$26	$31	$17	$24	$16

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$220	$224	$191	$221	$230
Loans transferred to nonaccrual (a)	48	85	93	4	42
Nonaccrual loan gross charge-offs	(27)	(61)	(44)	(20)	(21)
Loans transferred to accrual status (a)	(7)	—	—	—	(3)
Nonaccrual loans sold	(10)	—	(5)	—	(5)
Payments/Other (b)	(25)	(28)	(11)	(14)	(22)
Nonaccrual loans at end of period	$199	$220	$224	$191	$221
(a) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Years Ended
	December 31, 2019			December 31, 2018
	Average Balance		Average Rate	Average Balance		Average Rate
(dollar amounts in millions)		Interest			Interest

Commercial loans	$32,053	$1,544	4.82%	$30,534	$1,416	4.64%
Real estate construction loans	3,325	184	5.54	3,155	164	5.21
Commercial mortgage loans	9,170	447	4.88	9,131	429	4.69
Lease financing	557	19	3.44	470	18	3.82
International loans	1,019	52	5.13	1,021	51	4.97
Residential mortgage loans	1,929	74	3.85	1,983	75	3.77
Consumer loans	2,458	119	4.85	2,472	109	4.41
Total loans	50,511	2,439	4.83	48,766	2,262	4.64

Mortgage-backed securities	9,348	230	2.44	9,099	214	2.28
Other investment securities	2,772	67	2.43	2,711	51	1.86
Total investment securities	12,120	297	2.44	11,810	265	2.19

Interest-bearing deposits with banks	3,360	69	2.05	4,700	91	1.94
Other short-term investments	143	2	1.26	134	1	0.96
Total earning assets	66,134	2,807	4.24	65,410	2,619	3.99

Cash and due from banks	887			1,135
Allowance for loan losses	(667)			(695)
Accrued income and other assets	5,134			4,874
Total assets	$71,488			$70,724

Money market and interest-bearing checking deposits	$23,417	214	0.91	$22,378	111	0.50
Savings deposits	2,166	1	0.05	2,199	1	0.04
Customer certificates of deposit	2,522	30	1.18	2,090	10	0.46
Other time deposits	705	17	2.44	2	—	1.86
Foreign office time deposits	27	—	1.39	25	—	1.19
Total interest-bearing deposits	28,837	262	0.91	26,694	122	0.46

Short-term borrowings	369	9	2.39	62	1	1.93
Medium- and long-term debt	6,955	197	2.82	5,842	144	2.47
Total interest-bearing sources	36,161	468	1.29	32,598	267	0.82

Noninterest-bearing deposits	26,644			29,241
Accrued expenses and other liabilities	1,375			1,076
Total shareholders' equity	7,308			7,809
Total liabilities and shareholders' equity	$71,488			$70,724

Net interest income/rate spread		$2,339	2.95		$2,352	3.17

Impact of net noninterest-bearing sources of funds			0.59			0.41
Net interest margin (as a percentage of average earning assets)			3.54%			3.58%

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average Balance		Average Rate	Average Balance		Average Rate	Average Balance		Average Rate
(dollar amounts in millions)		Interest			Interest			Interest

Commercial loans	$31,808	$353	4.37%	$32,329	$392	4.82%	$30,651	$379	4.91%
Real estate construction loans	3,398	44	5.16	3,344	47	5.53	3,164	44	5.57
Commercial mortgage loans	9,356	105	4.45	9,264	112	4.82	9,051	114	4.96
Lease financing	586	5	3.72	578	6	3.83	495	5	3.74
International loans	1,030	12	4.73	1,007	13	5.12	1,035	14	5.25
Residential mortgage loans	1,887	18	3.79	1,920	18	3.84	1,968	19	3.81
Consumer loans	2,440	27	4.48	2,445	31	4.92	2,468	29	4.67
Total loans	50,505	564	4.43	50,887	619	4.83	48,832	604	4.90

Mortgage-backed securities	9,431	58	2.45	9,408	58	2.45	9,069	56	2.37
Other investment securities	2,794	17	2.46	2,795	17	2.45	2,704	15	2.30
Total investment securities	12,225	75	2.45	12,203	75	2.45	11,773	71	2.35

Interest-bearing deposits with banks	4,828	20	1.64	3,049	16	2.13	4,920	28	2.28
Other short-term investments	152	—	1.11	146	1	1.28	136	1	1.12
Total earning assets	67,710	659	3.87	66,285	711	4.26	65,661	704	4.23

Cash and due from banks	861			864			940
Allowance for loan losses	(663)			(673)			(673)
Accrued income and other assets	5,243			5,260			4,902
Total assets	$73,151			$71,736			$70,830

Money market and interest-bearing checking deposits	$24,629	57	0.91	$23,485	57	0.97	$22,849	39	0.67
Savings deposits	2,169	—	0.06	2,155	1	0.04	2,181	—	0.05
Customer certificates of deposit	2,935	11	1.42	2,627	8	1.30	2,090	4	0.62
Other time deposits	410	2	2.33	1,085	7	2.46	—	—	—
Foreign office time deposits	69	—	1.33	13	—	1.45	9	—	1.37
Total interest-bearing deposits	30,212	70	0.92	29,365	73	0.99	27,129	43	0.62

Short-term borrowings	60	—	1.60	268	2	2.33	72	—	2.21
Medium- and long-term debt	7,305	45	2.41	7,100	50	2.78	6,420	47	2.88
Total interest-bearing sources	37,577	115	1.21	36,733	125	1.34	33,621	90	1.05

Noninterest-bearing deposits	26,966			26,351			28,600
Accrued expenses and other liabilities	1,371			1,398			1,090
Total shareholders' equity	7,237			7,254			7,519
Total liabilities and shareholders' equity	$73,151			$71,736			$70,830

Net interest income/rate spread		$544	2.66		$586	2.92		$614	3.18

Impact of net noninterest-bearing sources of funds			0.54			0.60			0.51
Net interest margin (as a percentage of average earning assets)			3.20%			3.52%			3.69%

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT SEPTEMBER 30, 2018	165.9	$1,141	$2,144	$(611)	$8,587	$(3,475)	$7,786
Net income	—	—	—	—	310	—	310
Other comprehensive income, net of tax	—	—	—	2	—	—	2
Cash dividends declared on common stock ($0.60 per share)	—	—	—	—	(99)	—	(99)
Purchase of common stock	(6.2)	—	4	—	—	(505)	(501)
Net issuance of common stock under employee stock plans	—	—	—	—	1	1	2
Net issuance of common stock for warrants	0.4	—	(7)	—	(18)	25	—
Share-based compensation	—	—	7	—	—	—	7
BALANCE AT DECEMBER 31, 2018	160.1	$1,141	$2,148	$(609)	$8,781	$(3,954)	$7,507

BALANCE AT SEPTEMBER 30, 2019	144.1	$1,141	$2,172	$(336)	$9,369	$(5,146)	$7,200
Net income	—	—	—	—	269	—	269
Other comprehensive income, net of tax	—	—	—	101	—	—	101
Cash dividends declared on common stock ($0.67 per share)	—	—	—	—	(96)	—	(96)
Purchase of common stock	(2.1)	—	—	—	—	(151)	(151)
Net issuance of common stock under employee stock plans	0.1	—	—	—	(4)	6	2
Share-based compensation	—	—	2	—	—	—	2
BALANCE AT DECEMBER 31, 2019	142.1	$1,141	$2,174	$(235)	$9,538	$(5,291)	$7,327

BALANCE AT DECEMBER 31, 2017	172.9	$1,141	$2,122	$(451)	$7,887	$(2,736)	$7,963
Cumulative effect of change in accounting principles	—	—	—	1	14	—	15
Net income	—	—	—	—	1,235	—	1,235
Other comprehensive loss, net of tax	—	—	—	(159)	—	—	(159)
Cash dividends declared on common stock ($1.84 per share)	—	—	—	—	(309)	—	(309)
Purchase of common stock	(14.9)	—	(3)	—	—	(1,326)	(1,329)
Net issuance of common stock under employee stock plans	1.5	—	(9)	—	(23)	75	43
Net issuance of common stock for warrants	0.6	—	(10)	—	(23)	33	—
Share-based compensation	—	—	48	—	—	—	48
BALANCE AT DECEMBER 31, 2018	160.1	1,141	2,148	(609)	8,781	(3,954)	7,507
Cumulative effect of change in accounting principles	—	—	—	—	(14)	—	(14)
Net income	—	—	—	—	1,198	—	1,198
Other comprehensive income, net of tax	—	—	—	374	—	—	374
Cash dividends declared on common stock ($2.68 per share)	—	—	—	—	(398)	—	(398)
Purchase of common stock	(18.7)	—	—	—	—	(1,380)	(1,380)
Net issuance of common stock under employee stock plans	0.7	—	(13)	—	(29)	43	1
Share-based compensation	—	—	39	—	—	—	39
BALANCE AT DECEMBER 31, 2019	142.1	$1,141	$2,174	$(235)	$9,538	$(5,291)	$7,327

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended December 31, 2019	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$403	$134	$43	$(49)	$13		$544
Provision for credit losses	3	1	(1)	—	5		8
Noninterest income	143	37	69	13	4		266
Noninterest expenses	203	156	75	—	17		451
Provision (benefit) for income taxes	79	3	9	(10)	1	(a)	82
Net income (loss)	$261	$11	$29	$(26)	$(6)		$269
Net credit-related charge-offs	$21	$—	$—	$—	$—		$21

Selected average balances:
Assets	$45,075	$2,883	$5,057	$14,389	$5,747		$73,151
Loans	43,521	2,090	4,894	—	—		50,505
Deposits	30,535	21,084	4,015	1,332	212		57,178

Statistical data:
Return on average assets (b)	2.31%	0.19%	2.26%	n/m	n/m		1.46%
Efficiency ratio (c)	37.03	89.99	66.71	n/m	n/m		55.46

	Business	Retail	Wealth
Three Months Ended September 30, 2019	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$420	$142	$47	$(38)	$15		$586
Provision for credit losses	39	(2)	(3)	—	1		35
Noninterest income	140	31	69	12	4		256
Noninterest expenses	199	149	69	(1)	19		435
Provision (benefit) for income taxes	74	5	12	(8)	(3)	(a)	80
Net income (loss)	$248	$21	$38	$(17)	$2		$292
Net credit-related charge-offs (recoveries)	$43	$1	$(2)	$—	$—		$42

Selected average balances:
Assets	$45,459	$2,871	$5,032	$14,392	$3,982		$71,736
Loans	43,889	2,114	4,884	—	—		50,887
Deposits	28,917	20,761	3,775	2,049	214		55,716

Statistical data:
Return on average assets (b)	2.17%	0.39%	3.01%	n/m	n/m		1.61%
Efficiency ratio (c)	35.62	84.54	59.79	n/m	n/m		51.54

	Business	Retail	Wealth
Three Months Ended December 31, 2018	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$413	$146	$48	$(9)	$16		$614
Provision for credit losses	15	1	(1)	—	1		16
Noninterest income	144	36	65	11	(6)		250
Noninterest expenses	212	152	75	(1)	10		448
Provision (benefit) for income taxes	61	6	7	(1)	17		90
Net income (loss)	$269	$23	$32	$4	$(18)		$310
Net credit-related charge-offs (recoveries)	$12	$—	$(1)	$—	$—		$11

Selected average balances:
Assets	$43,211	$2,647	$5,156	$13,613	$6,203		$70,830
Loans	41,731	2,080	5,021	—	—		48,832
Deposits	29,961	20,588	4,126	916	138		55,729

Statistical data:
Return on average assets (b)	2.47%	0.44%	2.49%	n/m	n/m		1.74%
Efficiency ratio (c)	38.14	83.60	65.85	n/m	n/m		51.93

(a)	Included discrete tax benefits of $1 million and $5 million for the three months ended December 31, 2019 and September 30, 2019, respectively.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

n/m - not meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended December 31, 2019	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$172	$195	$121	$92	$(36)		$544
Provision for credit losses	(5)	(22)	31	(1)	5		8
Noninterest income	73	52	31	93	17		266
Noninterest expenses	142	105	90	96	18		451
Provision (benefit) for income taxes	25	42	8	17	(10)	(a)	82
Net income (loss)	$83	$122	$23	$73	$(32)		$269
Net credit-related charge-offs (recoveries)	$1	$(1)	$20	$1	$—		$21

Selected average balances:
Assets	$13,098	$18,430	$11,353	$10,135	$20,135		$73,151
Loans	12,399	18,078	10,708	9,320	—		50,505
Deposits	20,443	18,115	9,045	8,031	1,544		57,178

Statistical data:
Return on average assets (b)	1.55%	2.51%	0.84%	2.86%	n/m		1.46%
Efficiency ratio (c)	57.22	42.37	59.43	52.10	n/m		55.46

				Other	Finance
Three Months Ended September 30, 2019	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$185	$203	$125	$96	$(23)		$586
Provision for credit losses	(1)	(6)	50	(9)	1		35
Noninterest income	74	41	31	94	16		256
Noninterest expenses	139	102	86	90	18		435
Provision (benefit) for income taxes	27	37	5	22	(11)	(a)	80
Net income (loss)	$94	$111	$15	$87	$(15)		$292
Net credit-related charge-offs (recoveries)	$6	$5	$34	$(3)	$—		$42

Selected average balances:
Assets	$13,213	$18,726	$11,462	$9,961	$18,374		$71,736
Loans	12,554	18,393	10,805	9,135	—		50,887
Deposits	20,164	16,725	8,705	7,859	2,263		55,716

Statistical data:
Return on average assets (b)	1.78%	2.37%	0.48%	3.47%	n/m		1.61%
Efficiency ratio (c)	53.31	41.64	55.57	47.18	n/m		51.54

				Other	Finance
Three Months Ended December 31, 2018	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income	$187	$206	$121	$93	$7		$614
Provision for credit losses	(8)	34	(16)	5	1		16
Noninterest income	74	40	36	95	5		250
Noninterest expenses	145	108	92	94	9		448
Provision for income taxes	23	22	16	13	16		90
Net income (loss)	$101	$82	$65	$76	$(14)		$310
Net credit-related charge-offs	$—	$9	$1	$1	$—		$11

Selected average balances:
Assets	$12,958	$18,551	$10,464	$9,041	$19,816		$70,830
Loans	12,457	18,279	9,881	8,215	—		48,832
Deposits	20,243	17,230	8,917	8,285	1,054		55,729

Statistical data:
Return on average assets (b)	1.92%	1.75%	2.48%	3.33%	n/m		1.74%
Efficiency ratio (c)	55.35	44.06	58.53	50.24	n/m		51.93

(a)	Included discrete tax benefits of $1 million and $5 million for the three months ended December 31, 2019 and September 30, 2019, respectively.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

n/m - not meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of equity and performance trends. Comerica believes the adjusted financial results provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Tangible equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

ADJUSTED FINANCIAL RESULTS	Three Months Ended		Years Ended
	December 31,	September 30,	December 31,
(dollar amounts in millions, except per share data)	2019	2019	2019	2018
Noninterest Income:
Noninterest income	$266	$256	$1,010	$976
Securities repositioning	—	—	8	20
Adjusted noninterest income	$266	$256	$1,018	$996
Noninterest Expenses:
Noninterest expenses	$451	$435	$1,743	$1,794
Restructuring charges	—	—	—	(53)
Adjusted noninterest expenses	$451	$435	$1,743	$1,741
Pre-tax Income:
Pre-tax income	$351	$372	$1,532	$1,535
Securities repositioning	—	—	8	20
Restructuring charges	—	—	—	53
Adjusted pre-tax income	$351	$372	$1,540	$1,608
Provision for Income Taxes:
Provision for income taxes	$82	$80	$334	$300
Tax on securities repositioning	—	—	2	5
Tax on restructuring charges	—	—	—	12
Discrete tax items	1	5	17	48
Adjusted provision for income taxes	$83	$85	$353	$365
Net Income:
Net Income	$269	$292	$1,198	$1,235
Securities repositioning, net of tax	—	—	6	15
Restructuring charges, net of tax	—	—	—	41
Discrete tax items	(1)	(5)	(17)	(48)
Adjusted net income	$268	$287	$1,187	$1,243

Diluted Earnings per Share:
Diluted earnings per share	$1.85	$1.96	$7.87	$7.20
Securities repositioning, net of tax	—	—	0.04	0.09
Restructuring charges, net of tax	—	—	—	0.24
Discrete tax items	—	(0.03)	(0.10)	(0.29)
Adjusted diluted earnings per share	$1.85	$1.93	$7.81	$7.24

Efficiency Ratio:
Reported	55.46%	51.54%	51.82%	53.56%
Adjusted	55.46	51.54	51.82	51.96
Securities repositioning refers to losses incurred on the sale of approximately $1 billion and $1.3 billion of treasury securities in 2019 and 2018, respectively, that were replaced by higher-yielding treasuries. Discrete tax items include benefits from state deferred tax adjustments in 2019, employee stock transactions, a review of certain tax capitalization and recovery positions in 2018, and a charge in 2018 to adjust deferred taxes resulting from the Tax Cuts and Jobs Act.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited) (Continued)
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(dollar amounts in millions)	2019	2019	2018
Tangible Equity Ratio:
Shareholders' equity	$7,327	$7,200	$7,507
Less:
Goodwill	635	635	635
Other intangible assets	4	4	6
Tangible equity	$6,688	$6,561	$6,866

Total assets	$73,402	$72,848	$70,818
Less:
Goodwill	635	635	635
Other intangible assets	4	4	6
Tangible assets	$72,763	$72,209	$70,177

Equity ratio	9.98%	9.88%	10.60%
Tangible equity ratio	9.19	9.09	9.78

Tangible Equity per Share of Stock:
Shareholders' equity	$7,327	$7,200	$7,507
Tangible equity	6,688	6,561	6,866

Shares of stock outstanding (in millions)	142	144	160

Shareholders' equity per share of stock	$51.57	$49.96	$46.89
Tangible equity per share of stock	47.07	45.52	42.89
The tangible equity ratio removes the effect of intangible assets from capital and total assets. Tangible equity per share of stock removes the effect of intangible assets from shareholders equity per share of stock.